UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 31, 2024

TURNONGREEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52140	20-5648820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1421 McCarthy Blvd., Milpitas, CA 95035

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 25, 2024, TurnOnGreen, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), entered into a purchase agreement (the “ELOC Purchase Agreement”) with GCEF Opportunity Fund, LLC (the “GCEF”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct GCEF to purchase up to an aggregate of $25,000,000 of shares of our common stock, par value $0.001 per share (the “Common Stock”) over the 36-month term of the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of the Registration Statement (as defined in the ELOC Purchase Agreement), we have the right to present GCEF with an advance notice (a “Draw Down Notice”) directing GCEF to purchase any amount of our Common Stock up to the Draw Down Limit (as described below).

The Draw Down Limit shall not exceed four hundred percent (400%) of the average daily trading volume for the 30 trading days immediately preceding the date the Company delivers the Draw Down Notice and the Common Stock at a per-share amount equal to 90% of the average Daily Closing Price during the Draw Down Pricing Period (as defined in the ELOC Purchase Agreement), for an aggregate maximum amount of $25,000,000 (the “Aggregate Limit”).

The number of shares that we can issue to GCEF from time to time under the ELOC Purchase Agreement shall not be more than 4.99% of the number of Common Stock issued and outstanding as of the date of such proposed issuance. In addition, GCEF will not be required to buy any shares of our Common Stock pursuant to a Draw Down Notice on any trading day on which the closing trade price of our Common Stock is below $0.01. We will control the timing and amount of sales of our Common Stock to GCEF. GCEF has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement. GCEF has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our Common Stock during any time prior to the termination of the ELOC Purchase Agreement.

Pursuant to the ELOC Purchase Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission a Registration Statement for the resale by GCEF of Registrable Securities (as defined in the ELOC Purchase Agreement) no later than January 25, 2026.

In consideration for GCEF’s execution of the ELOC Purchase Agreement, the Company is required to issue to GCEF, as a commitment fee, a number of shares common stock equivalent to 2.0% of the Aggregate Limit (“Commitment Fee”), payable either in cash or freely tradeable Common Stock on the Settlement Date (as defined in the ELOC Purchase Agreement). The portion due at each Settlement Date is calculated based on the proceeds received. Any unpaid Commitment Fees remaining one year after the First Trading Day (as defined in the ELOC Purchase Agreement) becomes immediately due.

Additionally, within three business days after the public listing of our Common Stock for trading on any U.S. national securities exchange or other medium on which the Common Stock is traded or quoted (the “Public Listing Date”), the Company will execute a warrant to purchase shares of our Common Stock (“Warrant”) granting GCEF the right to purchase shares our Common Stock issuable upon the exercise of the Warrants, with an expiration date that is the third anniversary of the First Trading Day. Pursuant to the Warrant, GCEF shall have the right to purchase up to 2% of the total number of shares of our Common Stock outstanding as of the Public Listing Date, at a strike price equal to the daily closing price on the Public Listing Date. If the Warrants remain unexercised and the current trading price is less than 90% of the exercise price one year after the Public Listing Date, the exercise price will adjust to 110% of the current trading price.

The ELOC Purchase Agreement may also be terminated by us at any time after commencement, at our discretion; provided, however, upon early termination we are required to issue the outstanding Commitment Fee shares to GCEF. Further, the ELOC Purchase Agreement will automatically terminate on the date that we sell, and GCEF purchases, the full $25,000,000 amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the ELOC Purchase Agreement.

The foregoing description of the ELOC Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text the ELOC Purchase Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The execution of the ELOC Purchase Agreement and the transactions contemplated thereby were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1*	Purchase Agreement, dated July 25, 2024, by and between TurnOnGreen, Inc. and GCEF Opportunity Fund, LLC.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

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* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNONGREEN, INC.

Dated: July 31, 2024	/s/ Amos Kohn
Amos Kohn Chief Executive Officer and Chairman